UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): November 1, 2013
LEXARIA CORP.
(Exact name of registrant as specified in its charter)
Nevada (State or other jurisdiction of incorporation)	000-52138 (Commission File Number)	20-2000871 (IRS Employer Identification No.)
#950 – 1130 West Pender Street, Vancouver, British Columbia, Canada V6E 4A4
Registrant's telephone number, including area code: (604) 602-1675
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under Exchange Act (17 CFR 240.13e -4(c))

Item 1.01 Entry into a Material Definitive Agreement

Item 3.02 Unregistered Sales of Equity Securities

On November 1, 2103, Lexaria Corp. (the “Company”) entered into three separate assignment agreements with CAB Financial Services Ltd. solely owned by Director/Officer of the Company; Emerald Atlantic LLC, solely owned by a Director of the Company, and a third party . (the “Assignees”), whereby the Assignees have paid a fee of US$305,893.56 to earn a 28.677442% share of the Company’s perpetual 42% interest in a proposed 12-7 oil well to be drilled in Wilkinson County, Mississippi. As a result of the three assignment agreements, Lexaria receives at a carried interest of 13.322581% in these same rights and benefits.

The Company assigns and transfers over to the Assignees, all proportionate rights, interest and benefits in the Assigned Perpetual Interest held by or granted to the Assignor in and to the Participation Agreement between the Company and Griffin.

On November 1, 2013, Lexaria Corp (the “Company”) closed its first tranche of the private placement of 500,000 units at a price of $0.06 per unit for gross proceeds of $30,000. Each unit consisted of one common share in the capital of the Company and one full non-transferable share purchase warrant, each full warrant entitling the holder to purchase one additional common share in the capital of the Company until November 1, 2015, at a purchase price of $0.10 per share.

Proceeds of the Private Placement are intended to be used in part for operations on the Company’s Belmont Lake Oil Field and for general working capital.

The Company issued the units to one (1) US persons pursuant to the exemption from registration provided for under Rule 506 of Regulation D, promulgated under the United States Securities Act 1933, as amended. Each of the subscribers represented that they were an “accredited investor” as such term is defined in Regulation D.

The securities referred to herein will not be and have not been registered under the United States Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

Item 7.01 Regulation FD Disclosure.

A copy of the news release announcing closing of the assignment agreements and private placement is filed as exhibit 99.1 to this current report and is hereby incorporated by reference.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

Exhibit No.	Description

10.1	Assignment Agreement 12-7 with CAB Financial Services Ltd., dated November 1, 2013

10.2	Assignment Agreement 12-7 with Cloudstream One LLC., dated November 1, 2013

10.3	Assignment Agreement 12-7 with Emerald Atlantic LLC, dated November 1, 2013

10.4	Form of Subscription Agreement for Private Placement closed on November 1, 2013

99.1	Press Release announcing closing of Private Placement dated November 4, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 4, 2013

Lexaria Corp.

(Signature)	By: “/s/ Chris Bunka”
Chris Bunka
President & CEO